Exhibit 10.12


                        EQUIPMENT MANUFACTURING AGREEMENT


         THIS AGREEMENT ("Agreement") is made effective as of the 1st day of January 2001 by and between MERCURY WASTE SOLUTIONS, INC. ("Company") and U.S. ENVIRONMENTAL, INC. ("USE").

         WHEREAS, Company is in the business of recycling fluorescent lamps and distilling/retorting mercury; and

         WHEREAS, Company has requested that USE manage the design, manufacturing, testing and installation of the equipment described in Exhibit A ("Equipment") pursuant to the specifications set forth on Exhibit A (the "Specifications") to be used and owned exclusively by Company; and

         WHEREAS, Company and USE desire to enter into this Agreement with respect to the Equipment to be provided by USE to Company, upon the terms herein specified;

         NOW, THEREFORE, in consideration of the foregoing, which are hereby made a part of this Agreement, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. Equipment. USE shall manage the design, manufacturing testing and installation of the Equipment (as provided in Exhibit A) pursuant to the Specifications to Company, Company shall pay an aggregate purchase price of One Hundred Thirty Eight Thousand Dollars ($138,000), with Thirty Four Thousand Five Hundred Dollars ($34,500) due upon the signing of this Agreement, Thirty Four Thousand Five Hundred Dollars ($34,500) due on June 1, 2001, and Sixty Nine Thousand Dollars ($69,000) due the later of (i) delivery to Company by USE and acceptance of the Equipment by Company or (ii) September 1, 2001.

                 (a) Warranties. USE makes the following representations and warranties as of the date of this Agreement and continually throughout the term of this Agreement, which representations and warranties will forever survive the expiration or termination of this Agreement.

                        (i) Performance to Specifications. USE warrants that the Equipment shall conform in all material respects to the Specifications and that the Equipment will perform as specified in the Specifications as outlined in Exhibit A.


                        (ii) Good Title. The Company shall have good and valid title in and to the Equipment, free and clear from any liens, security interests, charges, claims or other encumbrances.

                        (iii) Intellectual Property Rights. USE warrants that the Equipment will not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information and non-disclosure rights, or any trademark, copyright or patent rights. USE further represents and warrants to the Company that it will not use any trade secrets or confidential or proprietary information owned by any third party in developing the Equipment. USE further represents and warrants to the Company that neither USE nor any other company or individual performing services pursuant to this Agreement is under any obligation to assign or give any work done under this Agreement to any third party.

         2. Non-Disclosure of Confidential Information.

                 (a) Non-Disclosure. USE covenants and agrees that both during the term of this Agreement and forever following termination of this Agreement, Confidential Information (as hereinafter defined) will not be communicated or disclosed by him (directly or indirectly) to any person or entity, including but not limited to, the press, professionals, corporations, partnerships or the public, nor will USE make use of, divulge or


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otherwise disclose, directly or indirectly, Confidential Information except in the performance of his services as directed by Company. USE further agrees to never use such information for USE's benefit or the benefit of any other person, firm, corporation or entity, directly or indirectly. USE agrees to take reasonable security measures to prevent accidental disclosure and industrial espionage. USE further covenants and agrees that he will faithfully abide by all rules and regulations established by Company for insuring the confidentiality of the foregoing information and data.

                 (b) Confidential Information. Confidential Information means any information or compilations of information that derives independent economic value from not being generally known or readily ascertainable by proper means. Confidential Information includes, but is not limited to, the existence and terms of this Agreement, the Equipment, shareholder information of any Affiliate, trade secrets, customer lists, supplier lists, manufacturing processes, sales techniques, marketing plans, products, services, product development plans, marketing information, financial information, management systems and procedures, and the results of research and development whether complete or in process, whether the foregoing is written, oral or in any other form. Confidential Information includes information from, about or related to any and all Affiliates.

                 (c) Documents and Tangible Items. All documents and tangible items which contain or deal in any manner with Confidential Information shall remain the exclusive property of Company along with all copies, recordings, abstracts, notes or reproductions of the documents and tangible items or the information they contain. Upon termination of this Agreement, USE will return to Company any and all written or other recorded forms of the foregoing information and data, and will take with him, no documents, writings, recordings or reproduction in any form which may have been entrusted to him during the term of this Agreement or to which he had access or possession.

                 (d) Continuation of Obligation. The obligations of this Section shall survive the termination of this Agreement and continue until the information at issue is no longer confidential and becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by USE or a breach of a confidentiality obligation owed to Company by any other person or entity.

         3. Inventions or Discoveries. USE acknowledges that inventions or other discoveries may be developed, conceived or otherwise made by USE during the term of this Agreement. USE agrees that all such inventions or other discoveries shall be the exclusive property of Company. With respect to all such inventions or other discoveries, USE agrees to:

                 (a) Keep accurate, complete and timely records, which shall be Company's property and be retained on Company's premises; and

                 (b) Promptly and fully disclose and describe all such inventions or other discoveries to Company; and

                 (c) Assign (and USE does hereby assign) to Company all of USE's rights to these inventions or other discoveries, and to application for letters patent or copyrights in all countries and to letters patent or copyrights granted upon these inventions or other discoveries in all countries; and

                 (d) To do such other acts as may be necessary in the reasonable opinion of Company to preserve property rights to these inventions or other discoveries against forfeiture, abandonment or loss and to obtain and maintain letters patent or copyrights and to vest the entire right and title thereto exclusively in Company.


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         The obligations of this Section shall continue beyond the termination of this Agreement with respect to inventions or other discoveries conceived or otherwise developed during the term of this Agreement and shall be binding upon assigns, executors, administrators and other legal representatives.

         4. Works for Hire. Whether or not acceptable as delivered, USE acknowledges and agrees that all drafts, versions, research material and other tangible expression of every kind and nature relating to the Equipment, as well as any other work performed for Company by USE (the "Materials"), have been specifically commissioned by Company and shall be considered "works for hire" as defined in the Copyright Act of 1976, as amended (the "Act"), granting Company full ownership of such Materials and all rights comprised therein. Should any aspect of the Materials not fall within the definition of a "work for hire" as set forth in the Act, USE hereby assign to Company full ownership of the copyright to such Materials and all rights comprised therein. Company's rights in and to the Materials include, but are not limited to: (a) the exclusive right to copy, reproduce, manufacture, market, publish, distribute, sell, and use the Materials and (b) the exclusive right to prepare, copy, reproduce, manufacture, market, publish, distribute, sell, and use any and all derivative works based upon the Materials. USE also agrees to deliver all such Materials to Company promptly upon request and to execute any documents that Company deems reasonably necessary, desirable or helpful to evidence, maintain, protect or enforce Company's rights under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

         5. USE Relationship. It is understood and agreed that USE shall be acting only in the capacity of an independent contractor insofar as this Agreement is concerned, and not as a partner, co-venturer, agent, employee, franchisee or representative of Company. As such, the payments made by Company to USE are only for the acceptable delivery of the Equipment. Company is interested only in the results obtained under this Agreement; the manner and means of USE's performance is within USE's sole control and discretion, as Company, by this Agreement, is only purchasing USE's accurate results in connection with the delivery of the Equipment. USE shall be solely liable for all remuneration, compensation, or other payments which may be due to employees of USE, and Company shall have no obligation with respect to any employees of USE. USE is responsible for federal, state and local taxes, FICA and FUTA payments, licenses, permits and registration charges, expenses of maintenance, insurance and other expenses incidental to USE's business. USE shall not and will not incur contractual or other liability solely because or as a result of its status as a party hereto.

         6. Miscellaneous.

                 (a) Reasonableness of Agreement. USE agrees that the provisions of this Agreement are reasonable. Notwithstanding the foregoing, if any of the covenants shall be held to be invalid or unenforceable, the remaining parts thereof shall continue to be valid and enforceable as though the invalid and unenforceable parts have not been included therein. In the event that a court of competent jurisdiction determines that one or more of the provisions or portions of the provisions contained in this Agreement is over broad or over reaching, such provision or portion thereof shall be deemed modified to the extent necessary to make it enforceable to the maximum extent allowed by law. If any provision herein is not enforceable as written, the parties hereto agree that such court shall reform the provision to provide the maximum restriction enforceable against USE and that the provision, as reformed, shall be enforceable.

                 (b) Injunctive Relief. The parties to this Agreement agree that violation of this Agreement by USE would confer irreparable harm on Company which irreparable harm may not be compensable entirely with the monetary damages. The parties agree that injunctive relief is an appropriate remedy. Such relief shall be in addition to other remedies at law.

                 (c) Accounting for Profits. USE agrees that the violation of this Agreement, in addition to other remedies, shall entitle Company to an accounting and repayment of all profits or remunerations which


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USE directly or indirectly has realized and/or may realize or any other entity has realized or may realize in connection with the USE's breach of the provisions of this Agreement.

                 (d) Enforceability/Construction. The headings of this Agreement are for purposes of convenience only, and shall not affect the interpretation of any of its provisions. This Agreement constitutes the entire Agreement between the parties. No modification or waiver is effective unless in writing. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs. This Agreement shall be governed by the laws of the State of Minnesota. The parties hereto consent to the jurisdiction of the Courts of Hennepin County, Minnesota, and agree that its jurisdiction shall be exclusive.

                 (e) Assignment. The rights and obligations of USE under this Agreement shall not be assignable without the prior written consent of Company. Any attempted assignment in violation of this Agreement shall be void and of no effect. Subject to the foregoing, his Agreement shall be binding on the parties hereto, their successors and assigns.

                 (f) Waiver. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

                 (g) Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Minnesota, other than its choice of law provisions.

         IN WITNESS WHEREOF, the parties have caused this Equipment Manufacturing Agreement to be duly executed as of the date first written above.


         COMPANY:                        MERCURY WASTE SOLUTIONS, INC.


                                         By \s\ Todd J. Anderson
                                            --------------------
                                         Its CFO
                                             ---



         USE:                            U.S. ENVIRONMENTAL, INC.


                                         By \s\ Mark Edlund
                                            ---------------
                                         Its President
                                             ---------


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